As filed with the Securities and Exchange Commission on October 25, 2002
                                                 Registration No. 333-42106

                       SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549

                          POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       RAMTRON INTERNATIONAL CORPORATION
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            (Exact name of registrant as specified in its charter)

         Delaware                                      84-0962308
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 (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)

      1850 Ramtron Drive, Colorado Springs, Colorado 80921   (719) 481-7000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            WILLIAM W. STAUNTON, III
                             Chief Executive Officer
                        Ramtron International Corporation
                              1850 Ramtron Drive
                         Colorado Springs, Colorado 80921
                               (719) 481-7000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:
                              JOHN A. ST. CLAIR
                            Coudert Brothers LLP
                      333 South Hope Street, 23rd Floor
                        Los Angeles, California  90071
                               (213) 229-2900

A registration fee was previously calculated and paid in connection with the filing of this Registration Statement.

The Registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

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                               DE-REGISTRATION

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 initially filed on July 24, 2000 and subsequently declared effective by the Securities and Exchange Commission (No. 333-42106), de-registers certain shares of our Common Stock, par value $.01 per share. We previously registered pursuant to the Registration Statement up to 1,569,623 shares of our Common Stock for resale by the selling security holders named therein. The offering contemplated by the Registration Statement has terminated by virtue of the sale of the shares or the expiration of our contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to de-register such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the offering.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ramtron certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on October 22, 2002.

                                             RAMTRON INTERNATIONAL CORPORATION

                                            By:  /S/ William W. Staunton, III
                                               ------------------------------
                                                William W. Staunton, III
                                                Chief Executive Officer

                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William W. Staunton, III and LuAnn D. Hanson, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature                        Title                              Date
---------------------------      ------------------------           ---------

/S/ L. David Sikes               Chairman                           10-22-02
----------------------------
L. David Sikes

/S/ William W. Staunton, III     Director and Chief Executive       10-22-02
----------------------------     Officer
William W. Staunton, III

/S/ Greg B. Jones                Director and                       10-22-02
----------------------------     President-Technology Group
Greg B. Jones

/S/ LuAnn D. Hanson              Chief Financial Officer            10-22-02
----------------------------     and Vice President of Finance
LuAnn D. Hanson

/S/ Eric A. Balzer               Director                           10-22-02
----------------------------
Eric A. Balzer

----------------------------    Director
Harald Eggers

/S/ Klaus Fleischmann           Director                            10-22-02
----------------------------
Klaus Fleischmann

/S/ William G. Howard           Director                            10-22-02
----------------------------
William G. Howard

/S/ Albert J. Hugo-Martinez     Director                            10-22-02
----------------------------
Albert J. Hugo-Martinez

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